EXHIBIT 2.2

AMENDMENT TO FORFEITURE AND WAIVER AGREEMENT

Amendment, dated as of December 7, 2017 (this “Amendment”), to the Forfeiture and Waiver Agreement (the “Agreement”), dated as of August 15, 2017, by and among Estre Ambiental S.A., a sociedade anônima organized under the laws of Brazil (the “Company”), Boulevard Acquisition Corp. II, a Delaware corporation (“Boulevard”) and Boulevard Acquisition Sponsor II, LLC a Delaware limited liability company (“Sponsor”).

WHEREAS, the Company, Boulevard and Sponsor have previously entered into the Agreement pursuant to which, among other things, Sponsor agreed to forfeit or cause the forfeiture to Boulevard of certain shares of Boulevard Class B Common Stock, effective as of immediately prior to the Effective Time, under certain circumstances; and

WHEREAS, the parties desire to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing, the representations, warranties, covenants and agreements set forth in this Amendment, and other good and valuable consideration, the adequacy and receipt of which hereby are acknowledged, the parties hereby agree as follows:

1.              Defined Terms.  All capitalized terms used herein shall have the meanings set forth in the Agreement, unless otherwise defined herein.

2.              Amendments to the Agreement. Section 1 of the Agreement is hereby amended, restated and replaced to read in its entirety as follows:

1.                                                   (a)                                Substantially simultaneously with, but immediately prior to, the Effective Time, the Sponsor shall forfeit and surrender and/or cause the forfeiture and surrender to Boulevard, for no consideration, 3,700,000 shares of Boulevard Class B Common Stock.

(b)                                 The Sponsor hereby agrees to take, and authorizes Boulevard to take, such other actions as shall be necessary to evidence such surrender and forfeiture as of immediately prior to the Effective Time.

3.              Entire Agreement.  The Agreement, as amended by this Amendment, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof.

4.              Counterparts.  This Amendment may be executed in any number of separate counterparts (including by means of facsimile or portable document format (.pdf)), each of which is an original but all of which taken together shall constitute one and the same instrument.

5.              Governing Law.  This Amendment shall be governed by and construed in accordance with the law of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would lead to the application of the laws of any other jurisdiction.

6.              Miscellaneous.

a.              Any conflict arising between this Amendment and the Agreement shall be resolved in favor of the terms and intent of this Amendment.

b.              Except as otherwise provided herein, the Agreement shall remain unchanged and in full force and effect.

c.               From and after the execution of this Amendment by the parties hereto, any reference to the Agreement shall be deemed to be a reference to the Agreement as amended by this Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

COMPANY:

ESTRE AMBIENTAL S.A.

By:	/s/ Sergio Pedreiro
Name: Sergio Pedreiro
Title: Presidente

By:	/s/ Roberto Nakagome
Name: Roberto Nakagome
Title: Director Financeiro

BOULEVARD:

BOULEVARD ACQUISITION CORP. II

By:	Stephen Trevor
Name: Stephen Trevor
Title: Chief Executive Officer

SPONSOR:

BOULEVARD ACQUISITION SPONSOR II, LLC

By:	/s/ Sonia Gardner
Name: Sonia Gardner
Title: Member

[Signature Page to Amendment to Forfeiture and Waiver Agreement]